Exhibit 99.1

STRONG DEMAND DRIVES EXPECTATION OF REVENUE AND EPS IN EXCESS OF Q4 GUIDANCE
GOVERNMENT BUSINESS NOT EXPECTED TO BE SIGNFICANTLY IMPACTED BY SHUTDOWN
IN VIEW OF RECENT MARKET VOLATILITY AND GOVERNMENT SHUTDOWN CONCERNS KFORCE UPDATES BUSINESS TRENDS
TAMPA, Fla., December 26, 2018 - Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today indicated that it expects to exceed both Q4 revenue guidance of $349 to $354 million and earnings per share guidance (EPS) of $0.56 to $0.58.
David L. Dunkel, Chairman and CEO, said, “Over the past few months, and in particular the past few weeks, there has been increasing market volatility which has dramatically impacted public company valuations. The volatility in the professional staffing sector specifically may be due to a perception that a slowing economy could significantly reduce the demand for our services. Quite to the contrary, trends for our Tech Flex business have steadily improved, with pre-holiday December being the strongest month of the quarter on a billing day basis. As a result, we now expect to exceed both our revenue and EPS guidance this quarter. We believe these trends are yet another solid data point confirming the secular drivers that we are experiencing. Digital transformation in every industry is forcing every organization to increase their technology investments as competition and the speed of change intensifies. Nontraditional competitors are also entering new end markets; thus, putting increased pressure on companies to invest in innovation and the evolution of their business models. We believe these secular drivers will transcend traditional cyclical patterns as our clients' business models are transformed.
"Further to Q4 results, our government business will see only minimal impact from the government shutdown due to its concentration of business in areas of the government unaffected by any funding delays.
"With greater than 70% of total revenues concentrated in Tech Flex, we believe we are well positioned to capitalize on the growing technology needs of our clients regardless of economic trends.”
About Kforce, Inc.
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance & Accounting. Each year, our network of over 50 offices and two national recruiting centers provide opportunities for 36,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our Web site at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth in temporary staffing and the general economy; competitive factors, risks due to shifts in the market demand; a reduction in the supply of candidates or the Firm's ability to attract such candidates; the success of the Firm in attracting and retaining revenue-generating talent; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain awards, task orders or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2017, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.